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                                                                    Exhibit 10.2



                       SECURED CONVERTIBLE PROMISSORY NOTE


$1,900,000                                                         July 29, 1997
                                                       Beverly Hills, California


         FOR VALUE RECEIVED, the undersigned UNITED LEISURE CORPORATION, a Delaware Corporation, and HARRY SHUSTER and NITA SHUSTER, individually and as Trustees udt dated July 5, 1985 (collectively, "Maker"), promises to pay to the order of WESTMINSTER CAPITAL, INC., a Delaware Corporation ("Holder", which term shall include any subsequent holder of this Note), at 9665 Wilshire Boulevard, Mezzanine, Beverly Hills, California 90212 (or at such other place as Holder shall designate in writing) in lawful money of the United States of America, the principal sum of One Million Nine Hundred Thousand Dollars ($1,900,000) together with interest on the Outstanding Principal Balance (as defined herein) at the rate (the "Interest Rate") described below.

         1. Interest Rate. Except as otherwise provided herein, the Interest Rate shall be fifteen percent (15%) per annum. Interest shall be calculated based on a three hundred sixty (360) day year and based on the actual number of days in the applicable calendar month.

         2. Outstanding Principal Balance. All references to the "Outstanding Principal Balance" shall mean the sum of One Million Nine Hundred Thousand Dollars ($1,900,000), less any principal repaid by Maker to Holder.

         3. Payments. The Outstanding Principal Balance and all accrued interest thereon shall be due and payable on the earlier to occur of (a) the demand of Holder, or (b) July 29, 1999 (the "Maturity Date"). Provided, however, that except upon the occurrence of an Event of Default (as defined herein), or in the case of a Mandatory Prepayment (as defined herein), Holder may not demand any such payment of the Outstanding Principal Balance, or any portion thereof, or any accrued interest thereon, until July 29, 1998, and provided further that any demand for payment must include the entire Outstanding Principal Balance and all accrued interest thereon.

         4. Application of Payments. All payments on this Note shall be applied first to the payment of any sums advanced by Holder pursuant to the Loan Documents (as defined herein), together with interest thereon from the date of advance until repaid at the Default Rate (as defined herein), then to the payment of accrued but unpaid interest, and then to the reduction of the Outstanding Principal Balance.

         5. Prepayment Rights. Maker may not prepay the Outstanding Principal Balance, or any part thereof, prior to July 29, 1998. Commencing on July 29, 1998, Maker may prepay all or any portion of the Outstanding Principal Balance, at any time, without premium or penalty, provided that all accrued interest thereon is paid at the time of such prepayment.



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         6. Modifications. From time to time, without affecting the obligation of Maker to pay the Outstanding Principal Balance or to observe the covenants of Maker contained herein, without affecting the guaranty of any person for payment of this Note, and without giving notice to or obtaining the consent of Maker or any guarantor of this Note, Holder may, at the option of Holder, extend the time for payment of the Outstanding Principal Balance or any part thereof, reduce the payments hereunder, release any person liable hereunder, accept a renewal or extension of this Note, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, or agree in writing with Maker to modify the Interest Rate or any other provision of this Note.

         7. Events of Default. Time is of the essence hereof Upon the occurrence of any of the following events (the "Events of Default"), payment of the entire Outstanding Principal Balance and accrued interest on this Note shall, at the option of Holder, be accelerated and shall be immediately due and payable upon demand, irrespective of the limitations of Paragraph 3 hereof In such event, Holder shall have the right, in addition to all other rights and remedies hereunder or under the Loan Documents, to foreclose or to require foreclosure of any or all liens, pledges or other security interests securing the payment hereof:

                  (a) Failure of Maker to pay the Outstanding Principal Balance or any part thereof, or any accrued interest thereon, within fifteen
         (15) days after demand is made therefor by Holder.

                  (b) Default by Maker in the performance of any other obligation of Maker under this Note, which is not cured within ten (10) days after notice is given by Holder to Maker; or

                  (c) Default by Maker under any provision of any of the Loan Documents, which is not cured within any applicable grace period specified therein.

         8. Security. The payment of this Note is secured by, among other things, (a) a certain stock pledge agreement of even date herewith executed by United Leisure Corporation in favor of Holder (the "ULC Pledge Agreement") liening and encumbering certain personal property of United Leisure Corporation, as more particularly described therein, (b) a certain stock pledge agreement of even date herewith executed by Harry and Nlta Shuster in favor of Holder (the "Shuster Pledge Agreement") liening and encumbering certain personal property of Harry and Nlta Shuster, as more particularly described therein, (c) a certain security agreement of even date herewith executed by United Leisure Corporation and Holder (the "Security Agreement") liening and encumbering certain personal property of United Leisure Corporation, as more particularly described therein, and (d) a certain deed of trust of even date herewith executed by Harry and Nlta Shuster, Trustees udt dated July 5, 1985 in favor of Holder (the "Deed of Trust") liening and encumbering certain real property situated in Las Angeles County, California, as more particularly described therein. The ULC Pledge Agreement, the Shuster Pledge Agreement, the Security Agreement, the Deed of Trust, and all other documents securing or relating to



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the indebtedness evidenced by this Note are collectively referred to herein as the "Loan Documents".

         9. Governing Law. Maker, and each endorser, cosigner and guarantor of this Note, acknowledges and agrees that this Note is made and is intended to be paid and performed in the State of California and the provisions hereof will be construed in accordance with the laws of the State of California and, to the extent that federal law may preempt the applicability of state laws, federal law. Maker, and each endorser, cosigner and guarantor of this Note further agree that upon the occurrence of an Event of Default, this Note may be enforced in any court of competent jurisdiction in the State of California, and they do hereby submit to the jurisdiction of such courts regardless of their residence.

         10. Remedies Cumulative; Waiver. The remedies of Holder, as provided herein or in the Loan Documents, shall be cumulative and concurrent, and may be pursued singularly, successively or together, in the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same; such waiver or release to be affected only through a written document executed by Holder and then only to the extent specifically recited therein. Without limiting the generality of the preceding sentence, acceptance by Holder of any payment with knowledge of the occurrence of an Event of Default by Maker shall not be deemed a waiver of such Event of Default, and acceptance by Holder of any payment in an amount less than the amount then due hereunder or under the Loan Documents shall be an acceptance on account only and shall not in any way affect the existence of an Event of Default hereunder or under any of the Loan Documents. A waiver or release with reference to any one Event of Default shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent Event of Default.

         11. Notices. Any notice, request, demand or other communication required or permitted hereunder or required by law shall be in writing and shall be given by delivery of the same in person to the intended addressee, or by depositing same with an overnight courier service (such as Federal Express) for delivery to the intended addressee at its address set forth in this Paragraph 11, or by depositing same in the United States maiL postage prepaid, certified mail, return-receipt requested, sent to the intended addressee as follows:

                        Maker:            UNITED LEISURE CORPORATION
                                          1990 Westwood Boulevard, Penthouse
                                          Los Angeles, California 90025

                                          HARRY SHUSTER and NITA SHUSTER,
                                          individually and as Trustees udt
                                          dated July 5, 1985 1430 Loma Vista
                                          Beverly Hills, California 90210



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                        Holder:           WESTMINSTER GAPITAL, INC.
                                          9665 Wilshire Boulevard, Suite M-10
                                          Beverly Hills, California 90212
                                          Attention: William Belzberg, President

The address of any party to this Note may be changed by written notice of such other address given in accordance herewith at least ten (10) days in advance of the date upon which such change of address shall be effective. Notices sent by overnight courier service shall be deemed delivered on the business day following the date of deposit with such service. Notices sent by certified mail shall be deemed delivered on the earlier of the date of delivery shown on the return-receipt, or on the second business day after mailing.

         12. No Usury Intended. All agreements between Maker and Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of: error of fact or law; payment, prepayment or advancement of the proceeds hereof; acceleration of maturity of the Outstanding Principal Balance, or otherwise, shall the amount paid or agreed to be paid to Holder hereof for the use, forbearance or retention of the money to-be advanced hereunder, including any charges collected or made in connection with the indebtedness evidenced by this Note which may be treated as interest under applicable law, if any, exceed the maximum legal limit (if any such limit is applicable) under United States federal law or state law (to the extent not preempted by federal law, if any), now or hereafter governing the interest payable in connection with such agreements. If, from any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity (if any) prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances, Holder shall ever receive as interest an amount which would exceed the maximum legal limit (if any such limit is applicable), such amount which would be excessive interest shall be applied to the reduction of the Outstanding Principal Balance due hereunder and not to the payment of interest or, if necessary, rebated to Maker. This provision shall control every other provision of all agreements between Maker and Holder.

         13. Purpose of Loan. Maker certifies that the loan evidenced by this
Note is obtained for business or commercial purposes and that the proceeds thereof shall not be used for personaL family, household or agricultural purposes.

         14. Fees and Costs. Maker agrees to pay or reimburse Holder, immediately upon demand, for all legal fees incurred by Holder in connection with the negotiation and preparation of this Note and the Loan Documents. Additionally, in consideration of the Holder making the loan evidenced hereby to Maker, upon funding of the loan evidenced by this Note, Maker agrees to deliver or cause to be delivered to Holder the following: 150,000 warrants to purchase common stock of Un;ted Leisure Corporation and 150,000 warrants to purchase common stock of Grand Havana Enterprises, Inc, a Delaware Corporation, the forms of which warrants shall be acceptable to Holder. Maker also agrees to pay, upon the funding of the loan evidenced by this Note, a broker's commission to Greene Commercial Real Estate, California Broker License No. 00617637 ("Broker") in the amount of Nineteen



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Thousand Dollars ($19,000), and acknowledges that the loan evidenced hereby was made and arranged by Broker.

         15. Conversion Rights. Holder shall have the right, at any time prior to the Maturity Date (provided that Holder has not demanded and received payment in full of this Note prior to that date), to convert the entire Outstanding Principal Balance of this Note (irrespective of the effect of any Mandatory Payments which have been made by Maker which have reduced the Outstanding Principal Balance) into a 28% membership interest in United Hotel & Casino LLC, a Delaware Limited Liability Company (the "LLC"). Holder shall exercise its conversion right by giving at least thirty (30) days' prior written notice to Maker, and Holder and Maker shall thereafter execute all documents necessary to effectuate such conversion, as described more fully in that certain letter agreement of even date herewith executed by United Leisure Corporation, Holder, and the other members of the LLC. Notwithstanding anything to the contrary in said letter agreement, if, prior to the date of conversion, United Leisure Corporation has contributed additional capital to the LLC, as a condition to the right of Holder to convert, Holder shall pay to United Leisure Corporation fifty percent (50%) of the amount of such additional capital contribution. Further, in the event that Maker has made a prepayment of all or any part of the Outstanding Principal Balance of this Note, other than a Mandatory Prepayment, Holder's conversion right shall be conditioned upon Holder paying to Maker an amount equal to One Million Nine Hundred Thousand Dollars ($1,900,000) minus the Outstanding Principal Balance on the date of conversion. By way of example, if the entire Outstanding Principal Balance has been prepaid, then Holder shall be required to pay to Maker $1,900,000 to exercise its conversion right. If the Outstanding Principal Balance on the date of conversion is $900,000 (as a result of a prepayment of $1,000,000 of principal) then Holder shall be required to pay to Maker $1,000,000 to exercise its conversion right, and additionally the balance due under the Note shall be cancelled. At Holder's request, Maker and Holder shall enter into a separate agreement to confirm the continuation of Holder's conversion rights if the Note is paid in full after July 29, 1998, but prior to July 29, 1999 by virtue of a voluntary prepayment by Maker. Upon the consummation of the conversion, this Note shall be deemed paid in full, and all security held under the Loan Documents will be immediately released.

         16. Mandatory Prepayment. In the event that Maker receives any distributions of cash from the LLC, Maker shall immediately make a payment on this Note in the amount of fifty percent (50%) thereof (the "Mandatory Prepayment"), which shall be applied as provided in Paragraph 4 hereof

         17. Miscellaneous Provisions.

         (a) Maker, and each endorser, cosigner and guarantor of this Note expressly grants to Holder the right to release or to agree not to sue any other person, or to suspend the right to enforce this Note against such other person or to otherwise discharge such person; and Maker, and each endorser, cosigner and guarantor agrees that the exercise of such rights by Holder will have no effect on the liability of any other person, primarily or secondarily liable hereunder. Maker, and each endorser, cosigner and guarantor of this Note waives, to the fullest extent permitted by law, demand for payment, presentment for payment,



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protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, diligence in taking any action to collect sums owing hereunder, any duty or obligation of Holder to effect, protect, perfect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note, and the right to plead as a defense to the payment hereof any statute of limitations.

         (b) This Note and each payment of principal and interest hereunder shall be paid when due in lawful money of the United States, without deduction or setoff of any kind or nature whatsoever.

         (c) Maker agrees to reimburse Holder for all costs, including, without limitation, reasonable attorneys' fees, incurred to collect this Note if this
Note is not paid when due, including, but not limited to, attorneys' fees incurred in connection with any bankruptcy proceedings instituted by or against Maker (including relief from stay litigation).

         (d) If Maker shall fail to perform or cause to be performed any of the terms, agreements or covenants of Maker contained in this Note or in any of the Loan Documents, Holder may, in Holder's sole discretion, but without any duty to do so and without waiving any default, perform any of such terms, agreements or covenants, and all sums advanced or expended by Holder in the performance thereof, together with interest thereon from the date of the respective advance or expenditure at the Default Rate, shall be due and payable on demand and such sums and interest thereon shall be secured by the applicable Loan Documents securing this Note.

         (e) If any provision hereof or of any of the Loan Documents is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities or circumstances, nor any of the Loan Documents, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

         (f) This Note shall be a joint and several obligation of each person comprising Maker, and all endorsers, cosigners and guarantors hereof, and shall be binding upon them and their respective heirs, personal representatives, successors and assigns.

         (g) This Note may not be modified or amended orally, but only by a modification or amendment in writing signed by Holder and Maker.

         (h) When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa The word "person" as used herein shall include any individual, company, firm, association, partnership, corporation, limited liability company, trust or other legal entity of any kind whatsoever.

         (i) The headings of the paragraphs and sections of this Note are for convenience of reference only, are not to be considered a part hereof and shall not limit to otherwise affect any of the terms hereof.



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         (j) In the event that at any time any payment received by Holder hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall otherwise be deemed to be due to any party other than Holder, then, in any such event, the obligation to make such payment shall survive any cancellation of this Note and/or return thereof to Maker and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and the amount of such payment shall bear interest at the Default Rate from the date of such final order until repaid hereunder.

         18. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED) BY LAW, MAKER AND EACH ENDORSER, CO-SIGNER AND GUARANTOR HEREOF HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF SUCH PARTIES HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF Maker has executed this Secured Convertible Promissory Note as of the day and year first above written.



"MAKER"

UNITED LEISURE CORPORATION,                   /s/ Harry Shuster
a Delaware Corporation                        ----------------------------------
                                              HARRY SHUSTER,
                                              Individually and as
                                              Trustee udt dated July 5, 1985
By: /s/ Harry Shuster
   -------------------------------
    Harry Shuster, President
                                              /s/ Nita Shuster
                                              ----------------------------------
                                              NITA SHUSTER,
                                              Individually and as
                                              Trustee udt dated July 5, 1985





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